Exhibit 99.(n)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Pre-Effective Amendment No. 4 to the Registration Statement on Form N-2 (“Pre-Effective Amendment No. 4”) of our report dated November 1, 2007, relating to the financial statements of Highland Capital Multi-Strategy Fund (the “Trust”), which report appears in such Registration Statement. We also consent to the references to us under the heading “Experts” in Pre-Effective Amendment No. 4.

/s/ PricewaterhouseCoopers LLP
Dallas, Texas
November 14, 2007